WORK FOR HIRE AGREEMENT

This WORK FOR HIRE AGREEMENT (the “Agreement”) is made this ___ day of _____ , 2008 (the “Effective Date”), by and between Imagine Media, Ltd., a company organized under the laws of the state of Delaware and its controlled subsidiary, Imagine Operations, Inc., having an office at 1155 Sherman Street, Suite 307, Denver, Colorado (“Company”) and __________________ (“Contractor”).

WHEREAS, the Company is in the business of designing, publishing and distributing the magazine, Image Magazine, as a monthly guide and entertainment source  for Colorado readers (collectively, hereinafter the "Business"); and the Contractor and the Company wish to enter into agreements to further protect and preserve the Company's intellectual property rights and business interests;

NOW THEREFORE, in consideration of the foregoing, One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the parties hereto, intending legally to be bound, hereby agree as follows:

1.

Definitions.  Whenever used in this Agreement, unless the context clearly requires otherwise, the following words and phrases shall have the following meaning:

a.

“Company Materials” means any and all documents, drawings, records, hardware, software (including source, object and executable codes), computer files, databases, memoranda, papers, data, and other materials in any form and on any media, in any way relating to any of the information disclosed, generated or obtained pursuant to this Agreement (including, without limitation, any Confidential Information or Innovations) or as a result of the Contractor’s involvement with the Company.

b.

“Confidential Information” means any and all information in any form and on any media pertaining to the Company’s business or developed or obtained by the Contractor directly or indirectly as a result of the Contractor’s employment with the Company.

c.

“Intellectual Property Rights” means all copyrights, design rights, trade secrets and confidential information (including, without limitation, inventions, technical data, and methodologies), patent rights, and other proprietary rights, which may subsist anywhere in the world, whether registered or unregistered, and all applications for registration of any of the foregoing, and all rights to file any such applications.

d.

“Innovations” means any and all inventions, discoveries, designs, developments, original works of authorship, photographs, designs, modifications, improvements, derivative works, databases, scripts, electronic documents, copyrightable material, products, methods, and other items in any form that the Contractor, solely or with others, conceives, modifies, enhances, develops, contributes to or reduces to practice in the course of performing services for the Company, whether or not developed in whole or in part prior to the execution of the Agreement or outside of Company time, which:

i.

relate to the Contractor’s activities for the Company or to the business, research or development of the Company; or

ii.

arise as a result of using the resources, facilities, proprietary information or Confidential Information of the Company.

2.

Acknowledgement.  The Contractor has carefully read and considered the provisions of this Agreement and, having done so, agrees that the provisions hereunder are fair and reasonable and are reasonably required for the protection of the interests of the Company, and its officers, directors, stockholders and Contractors.

3.

Non-Disclosure.  The Contractor covenants that he has not and shall not, at any time, from the date of first being involved with the Company and thereafter, directly or indirectly, use or commercially exploit for any purpose, disclose, communicate, or disseminate any Confidential Information without first obtaining the consent of the Company.

4.

Exception.  Section 3 shall not apply to particular material which the Contractor can show with reasonable proof: (i) is generally available to the public at the time of the Contractor’s exposure to same without any breach of an obligation of confidentiality; or (ii) is lawfully disclosed to the Contractor on a non-confidential basis from a third party that is entitled to disclose it on a non-confidential basis.

5.

Acknowledgement and Assignment.  The Contractor acknowledges that all Innovations now or hereafter existing made or developed by Contractor related to the Business are works made in the course of or as a result of the Contractor’s services with the Company, constitute works for hire under U.S. copyright law,  and the Contractor shall and does hereby irrevocably:

a.

assign to the Company all of his right, title and interest in and to all of the Innovations and all Intellectual Property Rights therein;

b.

waive any and all moral rights with respect to the Innovations and all Intellectual Property Rights therein; and

c.

acknowledge that the Company owns all Intellectual Property Rights in and to the Innovations.

6.

Assistance to Company.  The Contractor agrees to promptly and fully disclose to the Company any and all Innovations of which the Contractor becomes aware and, at the request of the Company, to assist with, execute and deliver all further documents, applications, declarations, verifications, submissions, transfers and assignments and do all other things requested by the Company, during and subsequent to employment with the Company, to enable the Company or its nominees to apply for, acquire, prosecute, perfect, enforce and/or maintain any and all right, title and interest in and to the Innovations and all Intellectual Property Rights therein.

7.

Third Party Information.  The Contractor recognizes that the Company has received and will receive confidential or proprietary information from third parties subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the term of Contractor's employment and thereafter, the Contractor acknowledges owing the Company and such third parties a duty not to disclose or use such confidential or proprietary information to anyone except as necessary in carrying out Contractor's work for the Company and consistent with the Company's agreement with such third party.

8.

Use of Company Materials.  The Contractor shall not, either during the period of the Contractor’s engagement with the Company or at any time thereafter use any Company Materials for his own purposes, or for any purposes or interests other than those of the Company.

9.

Return of Materials.  The Contractor acknowledges that all Company Materials belong exclusively to the Company and the Contractor covenants that he shall return to the Company all originals and copies of such Company Materials in the Contractor’s possession and/or control, at the request of the Company, or, in the absence of such a request, upon the termination of the Contractor’s employment with the Company.

10.

Term and Termination. This Agreement shall continue until terminated.  This Agreement may, with written notice, be terminated by either party should the Contractor’s engagement with the Company terminate.  Termination under this Section 11 shall be effective from the date written notice is delivered or the date specified in the written notice, whichever is later. This Agreement may only be terminated by a party in accordance with the express terms hereof.  Upon termination of this Agreement, the Contractor shall return to the Company all Company Materials and shall cease all use of Company Materials, Innovations and Confidential Information.

11.

Survival.  In the event of termination of this Agreement for any reason, Sections 3 and 5 to 13 together with all provisions herein necessary for the interpretation and enforcement of this Agreement shall survive such termination.

12.

Injunctive Relief.  The parties of this Agreement recognize that a breach by the Contractor of any of the provisions contained herein would cause irreparable harm to the Company for which recovery of monetary damages would be inadequate.  Accordingly, the Contractor agrees that the Company shall be entitled to obtain timely injunctive relief to protect its rights hereunder in addition to any and all other legal remedies.

13.

Engagement by Affiliates. In the event the Contractor’s engagement with the Company is succeeded by engagement with an affiliate company, the terms of this Agreement apply until an agreement relating to this subject matter is signed between the Contractor and the affiliate company, and if the Contractor does not execute an Agreement with such affiliate company relating to this subject matter, terms identical to those set forth in this Agreement shall apply immediately in favor of such affiliate company upon commencement of the Contractor’s engagement with such affiliate company.

14.

Amendment, Waiver, Variation, Time.  No amendment, waiver, or variation of the terms, conditions, warranties, covenants, agreements or undertakings set out herein shall be of any force or effect unless reduced to writing duly executed by all parties hereto in the same manner and with the same formality as this Agreement is executed. Time shall be of the essence for each and every term and condition hereof.

15.

Severability.  Any provision of this Agreement which is prohibited or unenforceable shall be deemed automatically amended so that it is enforceable to the maximum extent permissible under the laws of that jurisdiction without invalidating the remaining provisions hereof.

16.

Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.  The Contractor may not make any assignment of this Agreement or any interest herein without the prior written consent of the Company which may be withheld without reason.

17.

Governing Law.  This Agreement shall be construed, enforced, performed and in all respects governed by and in accordance with the laws of the State of Colorado.  The parties hereto submit and attorn to the jurisdiction of the courts of the State of Colorado. Notwithstanding the foregoing, the Company reserves the right to invoke the jurisdiction of any competent court to remedy or prevent violation of any provision in this Agreement relating to any of the Company's Intellectual Property Rights in any Company Materials or Confidential Information.

18.

Entire Agreement.  The provisions contained herein constitute the entire agreement between the parties and supersede all previous communications, representations, expectations, understandings and agreements, whether written or unwritten, between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

COMPANY:

CONTRACTOR:

Signed: ______________________________

Signed: ___________________________________

Print Name: ___________________________

Print Name:________________________________

Title:_________________________________

Title:_____________________________________

Address: ______________________________

Address:

 __________________________________

______________________________________

__________________________________________

Phone:_________________________________

Phone:  ___________________________________